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                                                                    EXHIBIT 10.4



                           AGREEMENT FOR THE PROVISION

                                       OF

                       FIBER OPTIC FACILITIES AND SERVICES

                                     BETWEEN

                          NORTHEAST OPTIC NETWORK, INC.

                                       AND

                               NETWORK PLUS, INC.


Effective as of July 17, 1998 (the "Effective Date") Network Plus Inc., a Massachusetts corporation, having an office at 234 Copeland Street, Quincy, MA 02169 ("Network Plus"), and NorthEast Optic Network, Inc., a Delaware corporation, having an office at 391 Totten Pond Road, Suite 401, Waltham, MA 02154 ("NEON"), (collectively, the "Parties") agree as follows:

BACKGROUND. NEON and its affiliates are the exclusive owners of The New England Optical Network (the "NEON Network"), a communication system located on property owned by electric utility companies and others. Network Plus seeks to use part of the NEON Network to operate its communication network. NEON is willing to grant Network Plus the indefeasible right to use ("IRU") certain of NEON's facilities and fiber optics filaments in exchange for certain payments and annual fees.

1. THE NETWORK PLUS FIBERS. Upon completion pursuant to Section 2.3, NEON shall be deemed to have conveyed to Network Plus an IRU for [*] AT&T True Wave dark optical fibers to be specifically identified between NEON's Boston Metropolitan Area POP and NEON's New York City, NY POP including any connectors thereto as depicted in Exhibit 1, attached hereto. NEON will dedicate these [*] fibers to Network Plus's use along the cable system (the "Network Plus Fibers" or the "Network Plus Fiber Network") and represents and warrants that no other party shall use such dedicated fibers at any time during the term of this Agreement.

2.       TERM, TERMINATION, USE AND COMPLETION OF NETWORK PLUS FIBER NETWORK.


2.1 TERM. The initial term of the IRU conveyed for the Network Plus Fiber Network shall be twenty years from the date the Network Plus Fiber Network is completed pursuant to Section 2.3 (the "Initial Term"). Unless Network Plus gives NEON written notice at least [***********] days prior to the end of the Initial Term, the term shall be automatically extended until the earlier of (i) the end of the economic useful life of the Network Plus Fiber Network or (ii) as to specific affected portions of the Network Plus Fiber Network, the expiration of NEON's right to use certain rights of way and other facilities under its agreement with Northeast Utilities Service Company dated September 27, 1994 (the period of such extension being referred to herein as the "Renewal Period"); PROVIDED, however, that NEON's obligations pursuant to Sections 5.1, 5.2, 5.3,
5.4 (except for the last sentence thereof), 5.5, 11.1 and 11.2 shall terminate at the end of the Initial Term and shall not apply during any Renewal Period. [******************************************************************************
******].


2.2 USE. Network Plus may use the fibers covered by the IRU for (and only for) any lawful purpose.

2.3 COMPLETION. The Network Plus Fiber Network as a whole shall be complete, operational and available for use by Network Plus by April 1, 1999 (the "Completion Date"). Completion of the Network Plus Fiber Network shall be deemed to have occurred when the Network Plus Fibers are in conformance in all material respects with the technical specifications (the "Specifications") set forth in Exhibit 2.3, and all acceptance testing has been completed to Network Plus's reasonable satisfaction (the "Acceptance Date").

2.4 COMPLETION SCHEDULE. If completion of the Network Plus Fiber Network does not take place by the Completion Date, a penalty of $[**] per day shall accrue up to a total aggregate penalty of $[**], and that penalty charge shall be due and payable by NEON 30 days following the Completion Date or on the Acceptance Date, whichever shall occur first. If completion of the Network Plus Fiber Network does not occur





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within 30 days of the Completion Date, Network Plus shall have the right to terminate this Agreement immediately upon written notice to NEON.

         The parties agree that they will negotiate in good faith a mutually agreeable project plan (the "Project Plan") relating to the construction and implementation of the Network Plus Fiber Network. This Project Plan will include, without limitation, target dates for the construction of certain segments, financial penalties in the event that NEON fails to satisfy its obligations with respect to such target dates, and such other terms as the parties may negotiate. Except as expressly agreed by the Parties in writing, (i) such Project Plan, including all agreements and understandings between the Parties relating to the execution of such Project Plan, shall not affect the rights and obligations of the Parties as set forth in this IRU Agreement, including but not limited to the first two sentences of this Section 2.4 and
(ii) such Project Plan shall not be deemed to be an amendment to the terms of this IRU Agreement.

2.5 TERMINATION. Notwithstanding any provision contained in this Agreement to the contrary, at any time after the Acceptance Date, Network Plus shall have the option, in its sole discretion and for any reason, to terminate this Agreement upon [***] days' prior written notice to NEON, without further liability other than to pay the monthly lease charges specified in Section 4.1 (as adjusted under Section 4.2 and 4.3, as applicable) for months in the Initial Term prior to the effective date of such termination.

2.6 RIGHT OF NOTICE. In the event that NEON contemplates entering into a transaction with a third party as a result of which fewer than [****] fibers would remain available on any route in the NEON Network, NEON shall notify Network Plus in writing at least [****] days prior to entering into a written agreement with respect to such transaction. NEON shall have no obligation to disclose the terms of such contemplated transaction, nor shall Network Plus be entitled to a right of first refusal or any other right (other than a right of notice) pursuant to this Section 2.6.

3.       DELIVERABLES.

3.1 DOCUMENTATION. In accordance with the time frame set forth in Section 3.2, herein, NEON shall deliver to Network Plus complete documentation regarding the as-built condition of the Network Plus Fibers. This documentation (hereinafter referred to as the "Deliverables") shall consist of the following, which NEON represents and warrants will be true and correct in all material respects:

         (a)      As-Built Drawings reflecting the specifications set forth in
                  Exhibit 3.1, attached hereto and incorporated herein.

         (b) Technical specifications of the optical fiber cable, associated splices and other equipment used in installing and providing the Network Plus Fibers.

         (c) List of names and 7 x 24 telephone numbers for NEON personnel responsible for maintaining and repairing the Network Plus Fibers.

3.2 DELIVERY AND NUMBER OF COPIES. The Deliverables shall be supplied within 30 days after the Acceptance Date, provided, however, that the Deliverable described in Section 3.1(c) shall be supplied upon execution of the Agreement. NEON shall provide 2 copies of the Deliverables to Network Plus.

3.3 WORKING VERSIONS. Upon execution of this Agreement, NEON will supply to Network Plus working versions of the Deliverables specified in Sections 3.1(a) and (b), and shall supply updated versions of the Deliverables every [*********] days thereafter, or, if sooner, immediately upon any material change thereto.

4.       PAYMENT TERMS.

4.1 LEASE RATE. The lease rate for the Network Plus Fibers will be $[**] per month for each month during the Initial Term. The first payment will be due 30 days after the Acceptance Date. Network Plus shall have the right to set off against such payments any and all amounts owed by NEON to Network Plus (or to a Network Plus supplier) under this Agreement, including without limitation reimbursement for all



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costs associated with matters undertaken by Network Plus pursuant to the terms of this Agreement that are to be at NEON's cost and expense.

4.2 RATE ADJUSTMENTS. NEON agrees that the monthly lease rate for the Network Plus Fibers will be the lowest price per fiber mile under the Term hereof and for the fiber strand count herein charged by NEON for dark fiber leases on the route on which the Network Plus Fibers are located. Should NEON contract to lease dark fiber to a third party at a lower price per fiber mile on the same Term for the same fiber count, then effective as of the commencement of such lease, the lease rate payable hereunder for the relevant Network Plus Fibers shall be lowered to the same price per fiber mile as in said third party contract. NEON and Network Plus shall promptly thereafter execute an appropriate amendment to this Agreement to document such new lease amount.

4.3 INFLATION. On January 1, 1999 and on January 1st of each year thereafter during the Initial Term, the lease rate referred to in Section 4.1 hereof shall be increased by [**] of the percentage increase in the Consumer Price Index for Urban Wage Earners, United States, Base 1982-84 = 100, issued by the Bureau of Labor Statistics of the United States Department of Labor ("CPI-W"), for the immediately preceding calendar year. If the government body issuing the CPI-W ceases to use the 1982-84 average of 100 as the basis for calculation, the CPI-W shall be adjusted to the figure that would have been arrived at had the manner of so calculating the CPI-W not been so changed. If the CPI-W (or a successor or a substitute index) ceases to be published, or ceases to be generally recognized as an index of inflation, the parties hereto shall select and substitute an index which is mutually acceptable, published by a governmental or other disinterested body with appropriate reconciliation of the base of the substituted index with the base of the CPI-W.

4.4 SALES TAX. In addition to the lease rate, as adjusted periodically by Sections 4.2 and 4.3, Network Plus shall be responsible for any and all sales taxes levied on the grant of the IRU for the Network Plus Fiber Network and the lease payments pursuant to Section 4.1.

5.       MAINTENANCE AND REPAIR OF THE NETWORK PLUS FIBER NETWORK.

5.1 EMERGENCY MAINTENANCE. During the Initial term, NEON shall use its best efforts to respond to any failure, interruption or impairment in the operation of Network Plus Fibers within [**] hours after receiving a report from Network Plus of any such failure, interruption or impairment, and Network Plus reserves the right to have a representative present to assist in any maintenance or repair. NEON will use its best efforts to have all fibers restored within [**] hours of any failure, interruption or impairment. When trouble is encountered on the Network Plus Fibers, Network Plus, to assist NEON in its maintenance activities, will diagnose the trouble through OTDR testing, if possible, and ascertain and notify NEON of the location address to the nearest cross street. NEON shall use its best efforts to perform maintenance and repair to correct any failure, interruption or impairment in the operation of the Network Plus Fibers in accordance with the procedures set forth in Exhibit 5.1 attached hereto and incorporated herein. In the event NEON fails to perform any necessary Emergency Maintenance in accordance with the procedures set forth in Exhibit 5.1, Network Plus shall have the right, with notice to NEON, but not the obligation, to immediately undertake such Emergency Maintenance of the Network Plus Fibers, at NEON's sole cost and expense. NEON shall not be required to provide emergency maintenance services during any Renewal Term, except as mutually agreed by each of the parties in writing.

5.2 ROUTINE MAINTENANCE. NEON will schedule and perform specific periodic maintenance and repair checks and services during the Initial Term, as set forth in NEON's Routine Maintenance Standards, attached hereto as Exhibit 5.2, from time to time on the Network Plus Fibers, at NEON's reasonable discretion, upon 21 days' advance notice to Network Plus, or at Network Plus's reasonable request. Network Plus and NEON will schedule such Routine Maintenance at mutually agreeable times, and NEON shall reschedule any Routine Maintenance as reasonably requested by Network Plus in writing at least [**] days prior to the date of any scheduled Routine Maintenance. Network Plus may request reasonable Routine Maintenance by delivering to NEON, not more than twice per agreement year, for NEON's approval, a statement detailing the maintenance checks and services Network Plus desires to be performed on the Network Plus Fibers. In the event NEON fails to perform any Routine Maintenance in accordance with NEON's Routine Maintenance Standards, after written notice by Network Plus, Network Plus shall have the right, but not the obligation, to undertake such Routine



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Maintenance of the Network Plus Fibers, at NEON's sole cost and expense, using contractors pre-approved by NEON.

5.3 OUTAGE CREDITS. Network Plus shall receive a credit ("Outage Credit") against the fiber lease rate owed NEON hereunder in the event that the Network Plus Fibers do not operate within the parameters of the Specifications. The Outage Credit shall be equal to [**]th of the monthly lease rate, as adjusted, multiplied by the number of fibers out of compliance for each hour or portion thereof of noncompliance, as measured from the time Network Plus notifies NEON of the problem until the time NEON, or Network Plus in the event of self help, has corrected the problem.

5.4 SELF-HELP. In the event NEON, or others acting in Neon's behalf, after written notice to Network Plus, at any time during the term of this Agreement discontinues maintenance and/or repair of the Network Plus Fibers, Network Plus, or others acting in Network Plus's behalf, shall have the right, but not the obligation, to thereafter provide for the maintenance and repair of the Network Plus Fibers, at NEON's sole cost and expense. Any such discontinuance shall be upon no less than 6 months' prior written notice to Network Plus. In the event of such discontinuance or during any Renewal Period, NEON shall obtain for Network Plus, or others acting in Network Plus's behalf, adequate access to the Rights-of-Way (as hereinafter defined) on or within which the Network Plus fibers are located, for the purpose of permitting Network Plus, or others acting in Network Plus's behalf, to undertake such maintenance and repair of the Network Plus Fibers; provided, however, that such access shall be provided by NEON at Network Plus's sole cost and expense during any Renewal Period.

5.5 REPLACEMENT. In the event all or any part of the Network Plus Fiber Network shall require replacement during the Initial Term of this Agreement, such replacement shall be made as soon as reasonably practical, at NEON's sole cost and expense. If replacement of the Network Plus Fibers is required in accordance with the preceding sentence, NEON shall give Network Plus written notice of such replacement as soon as reasonably practicable before the replacement optical fiber cable is ordered from the manufacturer. Network Plus shall have the option, in its sole discretion, to be exercised by written notice to NEON within 20 days of Network Plus's receipt of notice from NEON to: (a) accept the proposed replacement optical fiber cable per Specifications; or (b) increase the number of optical fiber strands to be installed in such new cable for Network Plus's use.

5.6 ESCALATION. Within [**********] days after execution of this Agreement, the parties shall agree in writing upon a mutually acceptable plan for escalating troubles, outages and similar matters.

5.7 DAMAGE BY NETWORK PLUS. In the event that the electronics, optronics or other technologies employed by Network Plus interfere or adversely affect the use of or damage any portion of the NEON Network, including the Network Plus Fibers, (i) NEON shall be entitled to those indemnification rights set forth in
Section 13.3 hereof, and (ii) NEON shall have no maintenance obligation or outage credit liability pursuant to this Section 5 as a result of such outage or damage.

6.       WARRANTIES.

6.1 CONFORMITY WITH SPECIFICATIONS. NEON represents and warrants that the Network Plus Fiber Network shall: (a) be in full compliance with and operate within the parameters of the Specifications, and (b) be fit to perform as an optical fiber cable system; provided, however, that such warranties shall in no way be deemed to be a limitation on or in derogation of NEON's obligations under
Section 5, herein. Any maintenance or repairs to the NEON System required as a result of a breach of the foregoing warranties shall be performed at NEON's sole cost and expense.

6.2 NEON CORPORATE AUTHORITY. NEON represents and warrants to Network Plus that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NEON have been duly and validly authorized by all necessary corporate action on the part of NEON.

6.3 NETWORK PLUS CORPORATE AUTHORITY. Network Plus represents and warrants to NEON that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Network





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Plus have been duly and validly authorized by all necessary corporate action on the part of Network Plus.

7.       TAXES AND FEES.

7.1 GENERAL. NEON shall be responsible for and shall timely pay any and all taxes and franchise, license and permit fees based on its use and ownership of the Network Plus Network.

7.2      REAL ESTATE TAXES. [**]

7.3      TAXES RELATING TO NETWORK PLUS. [**]

8. RELOCATION. If, for any reason, NEON is required by any third party, including, but not limited to, a governmental entity, or if NEON desires, for any other reason, to relocate any of the facilities used or required in providing the Network Plus Fibers or to relocate any of the facilities used or required in providing the NEON System and the Network Plus Fibers, NEON shall give Network Plus at least 60 days' (or such lesser period of notice that NEON may have received from such third party) prior written notice of any such relocation and Network Plus shall be entitled to terminate this Agreement, in accordance with the provisions, excluding the notification period, of Section
2.4 herein, by giving at least [**] days' prior written notice to NEON. In the event this Agreement is not terminated, NEON shall relocate the Network Plus Fibers and, to the extent NEON is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, NEON shall be responsible for all the costs associated with the relocation of the Network Plus Fibers.

9. CONDEMNATION. Upon its receipt of a formal notice of condemnation or taking, NEON shall notify Network Plus immediately of any condemnation proceeding filed against NEON containing the Network Plus Fiber Network or the Utilities' property in or upon which the Network Plus Fiber Network shall have been installed. NEON shall also notify Network Plus of any similar threatened condemnation proceeding. If a taking or condemnation requires relocation of NEON containing the Network Plus Fiber Network, NEON shall use its best efforts to obtain an alternative route over which the Network Plus Fiber Network may be relocated, at no cost to Network Plus. NEON shall be entitled to use any condemnation proceeds otherwise payable to Network Plus to defray the reasonable cost of such alternative route. Any excess proceeds received by NEON with respect to Network Plus's interests shall be paid by NEON to Network Plus. Subject to the foregoing, both parties shall be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings to seek to obtain compensation by either joint or separate awards for the economic value of their respective interests. NEON shall not sell the Network Plus Fiber Network property to an acquiring agency, authority or other party in lieu of condemnation without prior written notice to and consent of Network Plus.

10.      OWNERSHIP OF THE NETWORK PLUS FIBER NETWORK.

10.1 GENERAL. Network Plus shall have an undivided right of use of the Network Plus Fibers. It is understood and agreed that NEON must and does maintain legal title to the Network Plus Fiber Network subject to the IRU hereunder. Notwithstanding the foregoing, it is understood and agreed as between the parties that the grant of the IRU hereunder shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the Network Plus Fiber Network, and that on or after the Acceptance Date, Network Plus shall be treated as the owner of the Network Plus Fiber Network for such purposes; PROVIDED, however, that the IRU granted hereunder and Network Plus's ownership status for tax, accounting and all other legal purposes, shall revert to NEON upon the termination or expiration of this Agreement. The parties agree to file their respective income tax returns, property



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tax returns, and other returns and reports for their respective Impositions on such basis and, except as otherwise required by law, not to take any positions inconsistent therewith.

10.2 REPRESENTATIONS TO THIRD PARTIES. Except as otherwise provided in this Agreement, Network Plus shall not represent to any third party that any party other than NEON is the legal owner of the Network Plus Fibers. NEON acknowledges that Network Plus has contracted for the purchase of an IRU in the Network Plus Fibers and agrees that it will not take any action which is inconsistent with Network Plus's said position.

11.      REQUIRED RIGHTS.

11.1 MAINTENANCE OF REQUIRED RIGHTS. NEON represents and warrants that NEON has obtained or shall use its best efforts to obtain all Required Rights and other rights, licenses, permits and authorizations as required to construct the Network Plus Fiber Network and shall use its best efforts to maintain in place all Required Rights necessary to operate the Network Plus Fiber Network throughout the Initial Term hereof. Upon Network Plus's written request, NEON shall make available for inspection by Network Plus, at NEON's offices, copies of all information, documents, agreements, reports, permits, drawings and specifications that in NEON's reasonable determination are material to the grant of the IRU to Network Plus and available to NEON including, without limitation, the Required Rights to the extent that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure and further as may be redacted to protect disclosure of confidential business and proprietary terms. NEON represents and warrants that any redacted portions of the Required Rights documents shall not materially affect the rights of Network Plus granted hereunder. "Required Rights" means any and all rights, licenses, authorizations, rights of way, and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights of way and other agreements necessary for the installation and use of the Network Plus Fiber Network.

11.2 EXPIRATION OF REQUIRED RIGHTS. In the event that, despite exercising its best efforts to do so, NEON is unable to maintain in place one or more Required Rights throughout the Initial Term, NEON shall use commercially reasonable efforts to provide to Network Plus a Functionally Equivalent Communications Path at NEON's sole cost to replace the portion of the Network Plus Fiber Network that is affected by the loss of such Required Rights. "Functionally Equivalent Communications Path" shall mean telecommunications capabilities that, when used in conjunction with Network Plus's electronics, optronics or technologies (as they exist at the time of such loss of such Required Right), provide the same communications bandwidth between the same locations. In the event that, despite exercising commercially reasonable efforts pursuant to this Section 11.2, NEON is unable to provide a Functionally Equivalent Communications Path, the Term of the IRU hereunder with respect to the affected portion of the Network Plus Fiber Network shall automatically expire upon such expiration or termination of the Required Right, and the lease rate pursuant to Section 4.1 hereof shall be reduced in proportion to the reduction in the total number of fiber miles in the Network Plus Fiber Network.

12.      REGENERATORS.

12.1 SPECIFICATIONS OF SHELTER SPACE. NEON shall provide Network Plus with [***] square feet of caged shelter space for placement of its electronics equipment at NEON regenerator sites located along the route with 7/24 unescorted access during the Initial Term. During any Renewal Period, NEON shall offer to Network Plus such shelter space at a commercially reasonable rate. The Shelter Equipment Layout is as identified in Exhibit 12.1. Network Plus shall pay NEON for all incremental actual buildout costs associated with providing Network Plus with secure separate shelter space and access.

12.2 BACKUP POWER. NEON will provide Network Plus with a minimum of [**] hours of battery backup and generator power at each regenerator site. Failure to provide such power during the Initial Term shall be deemed an Outage for purposes of Section 5.3. During any Renewal Period, NEON shall offer to Network Plus such backup and generator power at a commercially reasonable rate. In addition, NEON shall permit Network Plus to install a generator plus at each facility and shall permit Network Plus to attach its own generator to such plug in the event Network Plus desires to do so.



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12.3     ACCESS TO NETWORK. NEON shall provide Network Plus with access to the
Network Plus Fiber Network at all regeneration sites and point of presence ("POP") locations. In addition, NEON shall provide Network Plus access to the Network Plus Fiber Network at existing cable splice points, as reasonably requested from time to time by Network Plus. All connections shall be performed by NEON in accordance with NEON's applicable specifications and operating procedures as approved by Network Plus, which approval shall not be unreasonably withheld, and shall be at Network Plus's sole cost and expense, so long as such cost and expense have been approved in advance in writing by Network Plus. Network Plus shall have no limitations on the types of electronics, optronics or technologies employed to utilize the Network Plus Fiber Network fibers, subject to mutually agreeable safety procedures and so long as such electronics, optronics or technologies do not interfere with the use of or present a risk of damage to any portion of the NEON Network.

13.      LIMITATION OF LIABILITY; INDEMNIFICATION.

13.1 CONSEQUENTIAL DAMAGES. Neither party shall be liable to the other party for any indirect, special, punitive, or consequential damages (including, but not limited to, any claim from any customer for loss of service) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either party, its employees, servants, contractors and/or agents. Each party agrees to use its best efforts to include in any agreement with any third party relating to the use of NEON or the Network Plus Fiber Network a waiver by such third party of any claim for indirect, special, punitive or consequential damages (including, but not limited to, any claim from any client or customer for loss of services) arising out of or as a result of any act or omission by either party, its employees, servants, contractors and/or agents.

13.2 CLAIMS AGAINST THIRD PARTIES. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages, including consequential damages, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of NEON or the Network Plus Fiber Network provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the injured party to pursue any such action against such third party.

13.3 INDEMNIFICATION. Each party agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost, and expense (including reasonable attorney's fees) in connection with any personal injury, including death, loss or damage to any property, or facilities of any party (including NEON, Network Plus or any other party operating or using any part of NEON or the Network Plus Fiber Network) arising out of or resulting in any way from the negligent acts or negligent omissions to act of such party, its employees, servants, contractors, and/or agents (and/or, in the case of NEON, for the negligent acts or negligent omissions to act of any other entity to whom it grants or has granted an IRU or otherwise leases fiber or provides services using the fiber) in connection with the exercise of its rights and obligations under the terms of this Agreement or any breach by such party of any obligation contained in this Agreement.

14. INSURANCE. Each party shall, at its own expense, secure and maintain in force throughout the term of this Agreement, General Liability Insurance with competent qualified issuing insurance companies, including the following coverages: Product Liability, Hazard of Premises/Operations (including explosion, collapse and underground coverages); Independent Contractors; Products and Completed Operations; Blanket Contractual Liability (covering the liability assumed in this Agreement); Personal Injury (including death); and Broad Form Property Damage in policy or policies of insurance such that the total available limits to all insured will not be less than $[**] Combined Single Limit for each occurrence and $[**] aggregated for each annual period. Such insurance may be provided in policy or policies, primary and excess, including so-called umbrella or catastrophe forms. All policies required by this
Section 14 shall require the insurance companies to notify the other party at least 30 days prior to the Effective Date of any cancellation or material modification of such policies, and shall specify that the policy shall apply without consideration for the other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered and only one





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

deductible shall apply regardless of the number of insured covered. Each Party shall also carry such insurance as will protect it from all claims under any worker's compensation laws in effect that may be applicable to it.

15.      ASSIGNMENT.

15.1 BY NETWORK PLUS. Except as provided in this Section 15.1, Network Plus shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of NEON, which consent shall not be unreasonably withheld or delayed; provided, however, that without such consent, Network Plus shall have the right to assign, sublet or otherwise transfer this Agreement, in whole or in part, to any parent, subsidiary or affiliate of Network Plus which shall control, be under the control of or be under common control with Network Plus, or any corporation which purchases all or substantially all of the assets of Network Plus. Any assignee or transferee shall continue to perform the Network Plus obligations to NEON under this Agreement. It will be reasonable for NEON to take into consideration the financial stability and ability to pay of any assignee.

15.2 BY NEON. Except as provided in this Section 15.2, NEON shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of Network Plus, which consent shall not be unreasonably withheld or delayed. It is expressly understood that Network Plus shall not consent to any such assignment if Network Plus has reasonably determined that the proposed assignee lacks appropriate financial viability and technical capabilities suitable for providing maintenance and repair of the Network Plus Fibers and is incapable of performing NEON's obligations under this Agreement to Network Plus's satisfaction. Notwithstanding the foregoing provisions of this Section 15.2, NEON shall have the right, without Network Plus's consent, to assign or otherwise transfer this Agreement to any parent, subsidiary or affiliate of NEON which shall control, be under the control of or be under common control with NEON, or any corporation which purchases all or substantially all of the assets of NEON. Any assignee or transferee shall continue to perform the NEON obligations to Network Plus under the terms of this Agreement.

15.3     PERMITTED SUCCESSORS AND ASSIGNS. Subject to the provisions of this
Section 15, this Agreement, and each of the parties' respective rights and obligations hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

16.      LIENS.

16.1 IMPOSED THROUGH NEON. If the Network Plus Fiber Network becomes subject to any mechanics', artisans' or materialmen's lien, or other encumbrance, chargeable to or through NEON which interferes with Network Plus's use of the Network Plus Fiber Network or which is not fully subordinated to Network Plus's rights under this Agreement, NEON shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means without cost to Network Plus); provided, however, that if any such lien or encumbrance is not so discharged and released within 30 days after written notice by Network Plus to NEON, then Network Plus may pay or secure the release or discharge thereof and NEON shall indemnify Network Plus against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance.

16.2 IMPOSED THROUGH NETWORK PLUS. If NEON becomes subject to any mechanics', artisans', or materialmen's lien, or other encumbrances, chargeable to or through Network Plus which interferes with NEON, Network Plus shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means) without cost to NEON; provided, however, that if any such lien or encumbrance is not so discharged and released within 30 days after written notice by NEON to Network Plus, then NEON may pay or secure the release or discharge thereof and Network Plus shall indemnify NEON against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance.

16.3 NONDISTURBANCE AGREEMENTS. NEON agrees and acknowledges that it has no right to use the Network Plus Fibers during the Term hereof, and that, from and after the effective date of the Agreement, NEON shall keep the Network Plus Fiber Network and Network Plus's IRU granted hereunder free from (a) any liens of any third party attributable to NEON, and (b) any rights or claims of any third party attributable to

NEON. As provided in the previous sentence, NEON shall obtain from any entity in favor of which NEON in its discretion shall have granted after the date hereof a security interest or lien on all or part of the Network Plus Fiber Network a written nondisturbance and attornment agreement substantially to the effect that the holder of such security interest or lien acknowledges Network Plus's rights and interests in and to the Network Plus Fiber Network and the IRU hereunder and agrees that the same shall not be diminished, disturbed, impaired or interfered with in any adverse respect by the holder of such security interest or lien, except to the extent that such holder may succeed to the rights of NEON to require Network Plus to perform its obligations hereunder.

17. FORCE MAJEURE. The obligations of the parties under this Agreement are subject to, and neither party shall be in default under this Agreement due to, any failure or delay in performance that is caused by strike or other labor problems; accidents; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; condemnation or the exercise of rights of eminent domain; war or civil disorder; or any other cause beyond the reasonable control of either party hereto; provided, however, that the incidence of strikes or other labor unrest shall not delay commencement of the running of time periods which must expire before Network Plus shall be entitled to itself take corrective action under the terms of this Agreement; and provided further, that delays in NEON securing the necessary rights-of-way for installation of NEON containing the Network Plus Fiber Network shall not be deemed to be a force majeure, such delays being otherwise provided for in this Agreement.

18.      DEFAULT.

18.1 BY NETWORK PLUS. Network Plus shall not be in default under this Agreement, or in breach of any provision hereof unless and until NEON shall have given Network Plus written notice of such breach and Network Plus shall have failed to cure the same within 30 days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such 30 day period, if Network Plus shall proceed promptly to cure the same and prosecute such curing with due diligence, the time of curing such breach shall be extended for such period of time as may be necessary to complete such curing up to a maximum of 60 additional days. Upon the failure by Network Plus to timely cure any such breach after notice thereof from NEON, NEON shall have the right, in its sole discretion, to take such action as it may determine to be necessary to cure the breach or to terminate this Agreement upon written notice to Network Plus.

18.2 BY NEON. NEON shall not be in default under this Agreement or in breach of any provision hereof unless and until Network Plus shall have given NEON written notice of such breach and NEON shall have failed to cure the same within 30 days after receipt of such notice; provided however, that where such breach cannot reasonably be cured within such 30 day period, if NEON shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by NEON to timely cure any such breach after notice thereof from Network Plus, Network Plus shall have the right in its sole discretion to take such action as it may determine to be necessary to cure the breach or to terminate this Agreement.

18.3 REMEDIES. No remedy provided for herein is intended to be exclusive, but each remedy shall be cumulative and in addition to and may be exercised concurrently with any other remedy available to NEON or Network Plus at law or in equity.

19. CONFIDENTIALITY. The Parties executed a Confidentiality Agreement on May 11, 1998, attached hereto as Exhibit 19. Both parties acknowledge and agree that the terms of that Confidentiality Agreement apply to and are binding as to this Agreement in all respects.

20.      NOTICES.

20.1 ADDRESSES. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed as follows:

         If to NEON:

                  NorthEast Optic Network, Inc.
                  391 Totten Pond Road, Suite 401
                  Waltham, MA 02154-2014
                  Attention:  President
                  Facsimile Number: (781) 890-8404

                  with a copy to

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attention:  Alexander A. Bernhard
                  Facsimile Number: (617) 526-5000

         If to NETWORK PLUS:

                  Network Plus, Inc.
                  234 Copeland Street
                  Quincy, MA 02169
                  Attention: Vice President, Network Operations
                  Facsimile Number: (617) 786-4013

or at such other address as may be designated in writing to the other party.

20.2 METHOD OF DELIVERY. Unless otherwise provided herein, notices shall be sent by certified U.S. mail, return receipt requested, or by commercial overnight delivery service or by facsimile, and shall be deemed delivered: if sent by U.S. Mail, 5 days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, 1 business day after deposit.

21. GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to its principles of conflicts of laws.

22.      DISPUTE RESOLUTION.

22.1 GENERAL. It is the intent of Network Plus and NEON that any disputes which may arise between them, or between the employees of each of them, be resolved as quickly as possible. Quick resolution may, in certain circumstances, involve immediate decisions made by the parties' representatives. When such resolution is not possible, and depending upon the nature of the dispute, the parties hereto agree to resolve such disputes in accordance with the provisions of this Section 22.

22.2 ARBITRATION. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation between the Parties, shall be settled in Boston, Massachusetts by binding arbitration in accordance with the arbitration rules and procedures of the American Arbitration Association. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Section 22.2, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the substantive laws of the Commonwealth of Massachusetts and the plain meaning of the relevant documents, and shall be final and binding. The arbitrator shall make written findings of fact and conclusions of law in support of the award. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

22.3 PENDING RESOLUTION. NEON shall continue to provide the Network Plus Fiber Network pursuant to this Agreement during the proceedings described in this Section 22 and Network Plus shall continue to make payments in accordance with this Agreement.

23.      MISCELLANEOUS.

23.1 HEADINGS. The headings of the Sections of this Agreement are strictly for convenience and shall not in any way be construed as amplifying or limiting any of the terms, provisions or conditions of this Agreement.

23.2 PLURALS AND CONJUNCTIONS. In construction of this Agreement, words used in the singular shall include the plural and the plural the singular, and "or" is used in the inclusive sense, in all cases where such meanings would be appropriate.

23.3 SEVERABILITY. In the event any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

23.4 AMENDMENTS. This Agreement may be amended only by a written instrument executed by the party against whom enforcement of the modification is sought.

23.5 NO IMPUTED WAIVER. No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power or privilege hereunder shall operate as a waiver hereof, except as expressly provided herein.

23.6 ENTIRE AGREEMENT. This Agreement, and any Exhibits attached hereto or to be attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings and agreements with respect hereto, whether oral or written.

23.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.




                                             NETWORK PLUS, INC.


                                             By: /s/ James J. Crowley
                                                 ------------------------------
                                                 James J. Crowley
                                                 Executive Vice President



                                             NORTHEAST OPTIC NETWORK, INC.


                                             By: /s/  Victor Colantonio
                                                 ------------------------------
                                                 Victor Colantonio
                                                 President

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




EXHIBIT 2.3
TECHNICAL SPECIFICATIONS

[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



EXHIBIT 3.1
SPECIFICATIONS

[**]

ACCEPTANCE TEST PLAN

NEON will conduct the following tests as part of its Acceptance Test Plan:

1.       Non-destructive Attenuation Tests (End-to-End)

2.       Optical Time Reflectometer Tests (OTDR) for each fiber

Fiber acceptance testing will be performed to ensure that the _____ fibers will operate within the parameters of the Specifications set forth in this Agreement.

         More specifically, fiber acceptance testing will include the following:

3.       Continuity Uniformity Tests:

         All fibers shall be tested bi-directionally at 1310 nm or 1550 run, as applicable, with an OTDR, the subsequent traces shall be inspected for end-to end continuity and for uniform attenuation. These traces will be stored on diskette and will be compatible with laser precision PC-OTDR software.

4.       Optical Length:

         The OTDR will be used to determine the end-to-end optical length of the cable.

5.       Splice Loss:

         Splice loss will be measured bi-directionally with an OTDR using the Splice Loss average method. The average splice loss shall be the measurement for splice loss set forth in Exhibit B to this Agreement.

6.       End-to-End Loss:

         Using a light source and a power meter, the bi-directional, connector-to-connector attenuation will be measured for each fiber at 1310 nm and 1550 nm, as applicable. The acceptance average attenuation per kilometer on a per span basis shall be the attenuation set forth in Exhibit B to this Agreement.

7.       Connector Assemblies

         Where required, all connector assemblies must be SCUPC physical contact design, and must meet or exceed 50 dB return loss. Connectors must have a mean insertion [less than] 0.4 dB with maximum insertion loss
         [less than] 0.6 dB.

         Connector assemblies will be placed in secure locations or have lockable covers. The splice enclosure at the termination point shall be of sufficient size to hold a slack loop of at least ten feet in length in each direction. Where fibers are terminated, terminations shall be made in both directions.

AS-BUILT DRAWING SPECIFICATIONS

NEON shall deliver As-built drawings in either Autocad or DXF format in addition to five (5) "11 by 17" hard copies.

At a minimum, NEON's As-built drawings will include:

1.       A route diagram that illustrates the location of the:
             End Locations
             Splice Locations
             Repeater Locations

2.       Manufacturer, type of cable, fiber count, and reel numbers.

3. A summary of distances between the locations listed above and offset of cable in relation to fixed objects.

4. The type of cable construction between locations (buried, aerial, conduit) and any typical, or details needed for the specified type of construction.

5. Any geographic information deemed necessary to further clarify the route.

6.       Detailed route information that includes:

             Street, road and highway names
             Railroad and or highway crossings
             Bridge Crossings
             Manhole and pole identification
             Pole-to-pole-pole distances in feet
             Manhole-to-manhole distances in feet
             Distances along or between any other attachment points on the route New conduit, manhole, and pole installations
             Building riser and lateral conduit locations, if any

EXHIBIT 5.1
EMERGENCY MAINTENANCE PROCEDURES


1.       NOTIFICATION

New England Fiber shall notify NEON of interruption to service (signal loss, service degradation, out of specification performance or other conditions) to the fiber optic cable transmission system. NEON will dispatch technicians, vehicles and equipment to initiate the repair of such conditions and the restoration of service.

2.       NEON CONTACTS

In the event of a service interruption contact NEON by calling the following numbers in the sequence listed below. If the first option is not successful proceed to the second and so on.

         a.       Normal Hours
                  1-800-891-5080

         b. Network Monitoring Service (NORTEL SURVEILLANCE) 1-800-275-8726 select options 1 and 8

         c.       After Hours Digital Pager
                  888-768-9828

                  888-768-9829

         d.       Michael A. Musen
                  888-886-3123

         This listing is subject to change.

3.       DISPATCH:

NEON shall respond to the notification immediately upon taking the call. For required emergency restoration. Technicians and appropriate equipment will report to the location controlling signals designated by Customer. NEON will log in at the location and pick up needed restoration materials.

Restoration Activities: Troubleshooting will continue until the problem is found.

         The restoration sequence will be:

         -        Report of Damage

         -        Estimate time to repair

         -        Notification of Utilities if needed (i.e. down pole).

         - Verbal report of tasks to repair given to the representative of Customer and to New England Fiber.

4.       REPAIR:

         a.       Channel or End Equipment Problems:

         NEON technicians will isolate the signal problem by reviewing the following:

                  1.       visible alarms on bay or terminal equipment

                  2.       computer generated equipment logs

                  3. review of performance statistics for common and customer equipment

                  4. application of DS1 & DS3 test equipment, fiber optic signal level meter and OTDR as required

         Testing and diagnostics will be coordinated with New England Fiber technicians. NEON technicians will remain on the call until all alarm or signal problems have been corrected.

         b.       Outside Plant Repairs

                  Commencing immediately, NEON will restore service to the link by fusion splice methods, as a first priority, or with mechanical connectors as a second choice. NEON will use its fusion splicer and OTDR power meter and all other equipment required, excluding only the parts in the restoration kit.

                  The link will be brought into service, tested and protected until the cable can be placed on a permanent pole attachment or in conduit. Restoration test reports will be furnished to Customer after testing. The testing report includes end to end attenuation and photos along with a text describing the outage suitable for insurance purposes.

                  Upon the satisfactory completion and acceptance of the testing by Customer, the service will be declared restored.

5.       END OF OUTAGE


NEON, INC. ______________________________________________________ OUTAGE REPORT

CUSTOMER:____________________DATE:_________________ TIME REPORTED______________

LOCATION:______________________________________________________________________

STREET: _____________________________  POLE/MANOLE: ___________________________

CAUSE OF OUTAGE: ______________________________________________________________

ARRIVAL AT DESIGNATED LOCATION:__________________________________________ AM/PM

FIRST REPORT TO CUSTOMER:________________________________________________ AM/PM

ESTIMATED TIME TO REPAIR:______________________________________________________

UTILITIES NOTIFIED:
         ELECTRIC: __________________           CONTACT:____________________
         TELEPHONE: _________________           CONTACT:____________________
         CATV:_______________________           CONTACT:____________________
         OTHER:______________________           CONTACT:____________________

ANTICIPATED ACTIVITIES PRIOR TO RESTORATION:

TIME OF RESTORATION:                        AM/PM
REPAIRS MADE

CUSTOMER MATERIAL USED
DESCRIPTION:                                QUANTITY:
____________________________                ________________________________
____________________________                ________________________________
____________________________                ________________________________
____________________________                ________________________________
____________________________                ________________________________

TESTS COMPLETED

DATE: ______________________                TIME: ___________________  AM/PM

TECHNICIAN IN CHARGE:
SIGNED:____________________________________________________________NEON, INC.
CUSTOMER:
LOCATION:
STREET:
CAUSE OF OUTAGE:

EXHIBIT 5.2
ROUTINE MAINTENANCE STANDARDS

RIDEOUTS

Ride-outs of the fiber plant will be done on the following schedule:

         Transmission Lines                 Annual end to end surveillance
         Splice Locations                   Quarterly inspections
         Distribution Lines                 Semi Annual inspection

Should New England Fiber require more frequent ride-outs, they will be done at New England Fiber's cost unless technical performance data indicate cable deterioration or failure. These ride-outs will be documented and will contain notes concerning general condition of Right-of-Way and plant. Items such as excavation activities, construction work, broken lashing wire, tree trimming, and so on will be noted and dealt with immediately. Follow up verification of corrective actions taken will be documented.

FIBER TESTS

OTDR measurements will be performed at a minimum semi-annually on all inactive fiber and compared against original installation readings to insure integrity. Tests will be performed more frequently if tests and performance data warrant additional measurements.

EXHIBIT 11.1
NEON SITE SPECIFICATIONS

1.       NEON will provide the following to (Customer):

         a) At least 120 square feet of floor space at Regenerator location for electronics which shall be physically separated and secured according to (Customer)'s specifications, with a separate entrance for 24-hour (Customer) access.

         b) Additional square footage may be required at specified sites for (Customer) Electronics and administrative purposes.

         c) Access to the site for (Customer) technicians/representatives and vehicles, including full rights of ingress and egress into the building to the (Customer) Space.

         d) Fire suppression system, as approved by (Customer) and such approval shall not be unreasonably denied.

         e) Security measures should be commensurate with the area of the site and should include: Best Locks(TM) and a motion detection lighting system outside the site.

         f) NEON will provide unistrut mounted to the ceiling above the (Customer) Space per (Customer) engineering specifications.

         g)       All required Fiber Distribution Panels (FDPs) and relay racks.

         h) AC overhead light fixtures, along with at least four (4) 110 or 120 volt AC duplex outlets, to be located within six (6) feet of (Customer) Electronics within the (Customer) Space.

         i)       Adequate equipment egress to be provided for (Customer)'s use.

         j)       Adequate parking for (Customer) vehicles.

         k)       All doors will bear signs with the following information:
                  Emergency telephone numbers (police and fire), and prohibition of the use of cellular devices within the building.

         l) Joslyn Electronics AC lightning arresters or equivalent for protection of AC power entrances at NEON Sites and (Customer) Space.

POWER

1) NEON will provide (Customer) with all AC and DC power at the NEON Site required to operate (Customer)'s equipment, to include the following:

         a) An emergency backup generator is required. The generator must be permanently installed at the NEON Site. The generator system must be sized to carry the full AC electrical load of the site, including all air conditioning and DC rectifiers. The generator system must be designed and maintained so as to carry the full AC electrical load of the site continuously for seventy-two (72) hours and have auto-transfer switching the capacity.

         b) A redundant -48V nominal, 100 A DC electrical feed is required at sites. These feeds will terminate at a Battery Distribution Circuit Breaker Board (BDCBB). The DC power plant will be equipped with redundant rectifiers so that the loss of one rectifier will not impede the delivery of (Customer)'s required current ratings. The 100 A redundant feed requires two (2) separate circuits to the BDCBB. Each circuit should be protected by an over-current protection device rated at 100 A. Each feed should be designed with a maximum loop voltage drop of one volt (1 V) at the full 100 A. The BDCBB will be installed in a relay rack separate from other equipment. The BDCBB will be equipped with ten (10) 20 A circuit breakers, ten (10) 30 A circuit breakers and four (4) 50 A breakers. The breakers must be alarmable.

         c) There will be no point in the DC electrical system past the site main AC disconnect to the BDCBB where AC or DC current must flow through a single over-current protection device. This requires that there must be more than one AC source to the rectifiers and there must be more than one rectifier. If battery disconnects are used there must be more than one battery system.

         d) The NEON's battery plant will be engineered and maintained so as to provide eight (8) hours reserve time for (Customer) Electronics). This will require the NEON's DC power feeds to be able to provide the full DC current load at a voltage no smaller in magnitude than 43.44V continuously for eight (8) hours will no commercial or generator AC power.

         e) NEON will provide to (Customer) wire termination access to the office principal ground bar of the NEON Site.

ENTRANCE

1) NEON will follow (Customer)'s specifications for diverse entrance when bringing the (Customer) Fibers into the NEON Site.

2) (Customer) will have the right to bring in additional cables pursuant to Exhibit H, and/or conduit to the (Customer) Space and NEON will work with (Customer) to facilitate construction and/or installation for such activities. NEON will not charge any additional charges for the additional cable.

3) (Customer) will have the right to upgrade the NEON Site in the future to a POP site. (Customer) will provide notice to NEON of its intent to upgrade and will provide information regarding any additional facility requirements.

MAINTENANCE

1) NEON will monitor and maintain the NEON Sites on a twenty-four (24) hour a day, seven (7) days a week basis.

2) NEON will notify (Customer) immediately upon NEON becoming aware of any potential service affecting condition(s).

3) NEON will maintain the grounds and exterior/interior of the building so as to provide an appropriate environment for housing telecommunications equipment. The facility must be clean and free of debris, the grounds must be free of weeds and trash, but in any case the facility shall be kept in a condition that meets no less than industry standards.

4) NEON will maintain batteries within the DC power plant in accordance with manufacturers' recommendations.

ENVIRONMENTAL CONDITIONING

1) NEON will maintain the environmental temperature inside the NEON Sites at seventy-three degrees (73(degree sign)), plus or minus five degrees (+/- 5(degree sign)). Humidity must not exceed 55%. Environmental conditions within the NEON Sites will be maintained at a level which is appropriate for the operation of telecommunications equipment, which in any case shall be no less than manufacturer's or industry standards.

ALARMS

NEON will provide to (Customer) visibility to NEON Site environmental and power alarms. These alarms are dry-contract, normally open. All alarms will be collected and brought into (Customer) Space. When (Customer) sees an alarm condition, (Customer) will notify NEON and if appropriate, request NEON to dispatch personnel immediately. The necessary alarms for a POP site and a regenerator site are as follows:

1)       Building Door

2)       Building Temperature

3)       Commercial AC Power

4)       Fire & Smoke

                             NONDISCLOSURE AGREEMENT


PURPOSE: This NONDISCLOSURE AGREEMENT ("Agreement") dated May 11, 1998, is made this day by and between FiveCom, Inc. and FiveCom affiliates ("FiveCom") with its principal place of business at 391 Totten Pond Road, Suite 401, Waltham, MA 02154 and Network Plus of Quincy, MA 02169, in order to protect the confidential and proprietary information ("Confidential Information") to be disclosed by the parties to each other in connection with a matter of mutual interest ("Goal") during a meeting on May 11, 1998, and subsequent communications related thereto.

For good and valuation consideration, the sufficiency of which is hereby acknowledged, the parties agree to the following provisions of the Agreement:

1. To facilitate discussion, meetings and the conduct of business between the parties regarding the Goal, it may be necessary for either party to disclose to the other Confidential Information defined as technical, customer, personnel and/or business information in written, graphic, oral or other tangible or intangible forms including, but not limited to, business plans, specifications, know how, records, field data, computer programs, drawings, graphics, schematics, logo designs, maps, models, samples, reports, conversations, notes, documentation or other types of confidential information associated with each party's physical plant, engineering, design, development plans, customer lists, and the marketing and construction of telecommunication services, future business plans and any other information marked "CONFIDENTIAL" by either party. Such Confidential Information may contain proprietary or confidential material or material subject to applicable laws regarding secrecy of communications or trade secrets.

2. This Agreement applies only to Confidential Information that is disclosed between the parties within two years after Effective Date above.

3. All Confidential Information acquired by either party from the other shall be and shall remain the exclusive property of the source.

4. Each party shall: receive in confidence any Confidential Information; limit access to such Confidential Information except as necessary for each party to work toward the Goal described above; and not disclose such Confidential Information to others without the prior written approval of the source.

5. Each party shall use such Confidential Information solely for purposes of work, services or analysis related to the Goal described above and for other purposes only upon such terms as may be agreed between the parties in writing.

6. Each party shall return original Confidential Information promptly to the disclosing party and, at the disclosing party's request, destroy any copies of such Confidential Information providing to the disclosing party a list of all such material destroyed.

7. Each party shall protect the disclosed Confidential Information from disclosure, using at least the same degree of care to prevent the unauthorized use, disclosure or publication of the Confidential Information as it uses to protect its own Confidential Information and shall return all Confidential Information upon either parties' written request to the other to do so at any time.

8. The obligations with respect to Confidential Information shall extend for a period of five years following the date of initial disclosure of that Confidential Information and such obligations shall extend beyond completion of the term of this Agreement.

9. Neither disclosure of Confidential Information nor this Agreement shall be construed as a license to make, use or sell the Confidential Information or derived products.

10.      These Obligations do not apply to Confidential Information which:

         a. As shown by reasonably documented proof, was in the other's possession prior to receipt from the disclosure; or

         b. As shown by reasonably documented proof, was received by one party in good faith from a third party not subject to a confidential obligation to the other party; or

         c. Now is or later becomes publicly known through no breach of confidential obligation by the receiving party; or

         d. Is disclosed pursuant to a requirement imposed by a governmental agency or is otherwise required to be disclosed by operation of law, except that prior to any disclosure pursuant to this subsection, the party receiving the request for the Information shall notify the source party and shall give that party an opportunity to participate in objecting to production of the Confidential Information; or

         e. Was developed by the receiving party without the developing person(s) having access to any of the Confidential Information received from the other party.

11. It is agreed that a violation of any of the provisions of this Agreement will cause irreparable harm and injury to the non-violating party and that party shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining the violating party from doing or continuing to do any such act and any other violations or threatened violations of this Agreement. Absent a showing of willful violation of this Agreement, neither party shall be liable to the other, whether in contract or in tort or otherwise, for special, indirect, incidental or consequential damages.

12. Neither this Agreement nor provision of Confidential Information pursuant to it shall be construed as an agreement, commitment, promise or representation by either party to do business with the other or to do anything except as set out specifically in the Agreement.

13. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

14. This Agreement sets forth the entire agreement between the parties with respect to nondisclosure of Confidential Information pertaining to the Goal and supersedes all prior agreements and understanding with respect to this subject. This Agreement may be amended only by written agreement executed by both parties. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party. This Agreement shall be binding on agents, successors and permitted assigns of the party.

15. Unless terminated earlier by written notice, this Agreement shall remain in full force for two (2) years.

FIVECOM, INC.                                NETWORK PLUS


By: /s/ Victor Colantonio                    By: /s/ James J. Crowley
    ------------------------------               ------------------------------
    Victor Colantonio, President                 James J. Crowley
                                                 Executive Vice President


FIVECOM, LLC

By its Manager
FiveCom, Inc.

By: /s/ Victor Colantonio
    ------------------------------
    Victor Colantonio, President



FIVECOM OF MAINE, LLC

By its Manager
FiveCom, Inc.

By: /s/ Victor Colantonio
    ------------------------------
    Victor Colantonio, President



NECOM, LLC

By its Manager
FiveCom, Inc.

By: /s/ Victor Colantonio
    ------------------------------
    Victor Colantonio, President